                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made the 1st day of January, 2005, by and between Oppenheimer
Integrity Funds (the "Trust") and OppenheimerFunds, Inc., formerly
Oppenheimer Management Corporations (hereinafter referred to as "OFI").

      WHEREAS, the Trust is an open-end, diversified series management investment company registered as such with the Securities and Exchange
Commission (the "Commission") pursuant to the Investment Company Act of 1940
(the "Investment Company Act"), and OFI is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940;

      WHEREAS, the Trust desires that OFI shall act as its investment adviser pursuant to this Agreement, which amends and restates the Investment Advisory
Agreement dated July 10, 1995, as amended on February 26, 2002, by and between the Trust and OFI; and

      WHEREAS, Oppenheimer Bond Fund (the "Fund") is a series of the Trust having a separate portfolio, investment policies and investment restrictions;

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.
      ------------------

(a)   The Trust hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters, give to the Fund and the Trust's Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or federal law;
(iii) the provisions of the Declaration of Trust and By-Laws of the Trust as
amended from time to time; (iv) policies and determinations of the Board of
Trustees of the Trust; (v) the fundamental policies and investment restrictions of the Fund as reflected in the Trust's registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Fund's shareholders; and (vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time.  The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Trust with respect to any matters dealing with the business and affairs of the
Trust including the valuation of portfolio securities of the Fund which are either not registered for public sale or not traded on any securities market.

(b)   At its option, OFI may appoint a sub-adviser (which may be affiliated with OFI) to perform all or such responsibilities of OFI under this Agreement as shall be delegated by OFI to such subadviser provided, however, that the appointment of any subadviser and the assumption by such subadviser of any responsibilities of OFI shall be subject to the approval of the Board of
Trustees of the Trust, including the vote of the majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) ofany such person, cast in person at a meeting called for the purpose of voting on such approval, and, to the extent necessary, the shareholders of the Fund.  OFI agrees to give the Trust prompt written notice of the termination of, or any notice to terminate, any subadviser agreement.

2.    Investment Management.
      ----------------------

(a)   OFI shall, subject to the direction and control by the Trust's Board of
Trustees, (i) supervise and monitor continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; (ii) subject to subsection (i)
hereof, regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; and (iii) arrange, subject to the provisions of paragraph
7 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the Fund's portfolio.

(b)   Provided that the Trust shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph 7 hereof, OFI may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

(c)   Provided that nothing herein shall be deemed to protect OFI from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this
Agreement, OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this
Agreement relates.

(d)   Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict OFI or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement.

3.    Other Duties of OFI.
      --------------------

      OFI shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to operations of the Fund for its shareholders;
composition of proxy materials for meetings of the Fund's shareholders; and
the composition of such registration statements as may be required by federal and state securities laws for continuous public sale of shares of the Fund.
OFI shall, at its own cost and expense, also provide the Trust with adequate office space, facilities and equipment.  OFI shall, at its own expense, provide such officers for the Trust as the Trust's Board may request.

4.    Allocation of Expenses.
      -----------------------

      All other costs and expenses of the Fund not expressly assumed by OFI under this Agreement, by a sub-adviser under any Sub-Advisory Agreement or to be paid by the Distributor of the shares of the Fund, shall be paid by the
Trust, including, but not limited to: (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums for fidelity and other coverage requisite to its operations; (iv) compensation and expenses of the Trust's trustees other than those affiliated with OFI; (v) legal and audit expenses;
(vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under federal and state "blue sky" securities laws of shares of the Fund for public sale; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the
Fund's shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and any legal obligation which the Trust may have (on behalf of the Fund) to indemnify its officers and trustees with respect thereto.  Any officers or employees of OFI or any entity controlling, controlled by or under common control with OFI who may also serve as officers, trustees or employees of the Fund shall not receive any compensation from the Fund for their services.  The expenses with respect to any two or more series of the Trust shall be allocated in proportion to the net assets of the respective series except where allocations of direct expenses can be made.

5.    Compensation of OFI.
      --------------------

      The Trust agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties to be performed pursuant to the provisions hereof, a fee computed on the aggregate net asset value of the Fund as of the close of each business day and payable monthly at the following annual rate:

      0.60% of the first $200 million of average annual net assets;
      0.57% of the next $200 million;
      0.54% of the next $200 million;
      0.51% of the next $200 million;
      0.45% of the next $200 million; and
      0.35% of average annual net assets in excess of $1 billion.

6.    Use of Name "Oppenheimer."
      --------------------------

      OFI hereby grants to the Trust a royalty-free, non-exclusive license to use the name "Oppenheimer" in the name of the Trust and the Fund for the duration of this Agreement and any extensions or renewals thereof.

      To the extent necessary to protect OFI's rights to the name
"Oppenheimer" under applicable law, such license shall allow OFI to inspect and, subject to control by the Trust's Board, control the nature and quality of services offered by the Fund under such name.  Such license may, upon termination of this Agreement, be terminated by OFI, in which event the Trust shall promptly take whatever action may be necessary to change its name and the name of the Fund and discontinue any further use of the name
"Oppenheimer" in the name of the Trust and the Fund or otherwise. The name
"Oppenheimer" may be used by OFI in connection with any of its activities, or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.
      -------------------------------------

(a)   OFI is authorized, in arranging the purchase and sale of the Fund's portfolio securities, to employ or deal with such members of securities or commodities exchanges, brokers or dealers (hereinafter "broker-dealers"), including "affiliated" broker-dealers (as that term is defined in the
Investment Company Act), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of significant assistance to the performance by OFI of its investment management functions.

(b)   OFI shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions.  The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by OFI on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

(c)   OFI shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers, other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for
the Fund and/or other accounts for which OFI or its affiliates exercise
"investment discretion" (as that term is defined in Section 3(a)(35) of the
Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the
Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI determines, in  good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of OFI or its affiliates with respect to the accounts as to which they exercise investment discretion.  In reaching such determination, OFI will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, OFI shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the
Fund over a representative period selected by the Trustees were reasonable in relation to the benefits to the Fund.

(d)   OFI shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of
Trustees and the provisions of this paragraph 7.

(e)   The Trust recognizes that an affiliated broker-dealer: (i) may act as one of the Fund's regular brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the brokerage commissions paid by the Fund; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment
Company Act for determining the permissible level of such commissions.

8.    Duration.
      ---------

      This Agreement will take effect on the date first set forth above.
Unless earlier terminated pursuant to paragraph 9 hereof, this Agreement shall remain in effect from year to year, so long as such continuance shall be approved at least annually by the Trust's Board of Trustees, including the vote of the majority of the Trustees of the Trust who are not parties to this
Agreement or "interested persons" (as defined in the Investment Company Act)
of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the
Investment Company Act) of the outstanding voting securities of the Fund and by such a vote of the Trust's Board of Trustees.

9.    Termination.
      ------------

      This Agreement may be terminated (i) by OFI at any time without penalty upon sixty days' written notice to the Trust (which notice may be waived by the Trust); or (ii) by the Trust at any time without penalty upon sixty days'
written notice to OFI (which notice may be waived by OFI) provided that such termination by the Trust shall be directed or approved by the vote of a majority of all of the Trustees of the Trust then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Fund
(as defined in the Investment Company Act).

10.   Assignment or Amendment.
      ------------------------

      This Agreement may not be amended or the rights of OFI hereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the "majority" of the outstanding voting securities of the Fund.  This Agreement shall automatically and immediately terminate in the event of its "assignment" (as defined in the Investment Company Act).

11.   Disclaimer of Shareholder or Trustee Liability.
      -----------------------------------------------

      OFI understands and agrees that the obligations of the Trust or the
Fund under this Agreement are not binding upon any trustee or shareholder of the Trust or the Fund personally, but bind only the Trust and the Trust's property.  OFI represents that it has notice of the provisions of the
Declaration of Trust of the Trust disclaiming shareholder or trustee liability for acts or obligations of the Trust.

12.   Definitions.
      ------------

      The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Investment Company Act.

                                    Oppenheimer Integrity Funds,
                                    on behalf of its series,
                                    Oppenheimer Bond Fund

                                    By:   /s/ Robert G. Zack

                                          -----------------------------------------------
                                          Robert G. Zack
                                          Vice President & Secretary

                                    OppenheimerFunds, Inc.

                                    By:   /s/ John V. Murphy

                                          -----------------------------------------------
                                          John V. Murphy
                                          Chairman, President and Chief
                                          Executive Officer